Memorandum of Agreement on the North and South Borate Hills Project, Nevada, U.S.A.

Date: 10 June, 2010

This Memorandum of Agreement ("MoA") between American Lithium Minerals Inc. ("ALM"), whose address is 2850 W. Horizon Ridge Parkway, Suite 200, Henderson, Nevada, U.S.A., and 130 King Street West, Suite 3670, Toronto, Ontario, Canada and Japan Oil, Gas and Metals National Corporation ("JOGMEC"), whose address is 1310 Omiya-Cho, Saiwai-Ku, Kawasaki, Kanagawa, Japan, describes the principal terms of the exclusive right and option (the "Option") hereby granted by ALM to JOGMEC to earn up to a 40% interest in certain Nevada mineral properties herein referred to as the "North and South Borate Hills Project" and to subsequently form an unincorporated exploration joint venture (the "Joint Venture") with actual vesting of JOGMEC's interest in the Joint Venture to occur at its discretion after completing its earn-in requirements.

The parties expect to execute a comprehensive and definitive agreement (the "Definitive Agreement") with respect to the subject matter of this MoA at some future time; however, the parties agree that this MoA constitutes a binding and legally enforceable agreement until it is superseded by the Definitive Agreement.

1. Subject of the North and South Borate Hills Project

The North and South Borate Hills Project consists of the mineral properties which are more particularly described in **Exhibit A** annexed hereto and hereafter referred to as "Properties". ALM represents and warrants that it is currently the 100% owner of the Properties comprising the North and South Borate Hills Project, free of any encumbrances and it has been properly registered in accordance with the laws of the State of Nevada. (However, JOGMEC understands that 25% ownership of the Properties may be transferred to a Company or its affiliate after completion of Private Placement to subscribe for ALM shares whereby the resultant ALM ownership will be 75%.) ALM hereby agrees that it will keep the North and South Borate Hills Project free of encumbrances except a royalty in Section II D of an underlying agreement of Quitclaim Deed of Unpatented Mining Claims executed on February 5, 2010 with Robert Craig and others, and that it will not deal with the mineral properties comprising the North and South Borate Hills Project in a way materially adverse to JOGMEC's interests without the prior written consent of JOGMEC.

2. JOGMEC Earn-in Requirement

(a) Subject to section 3 hereof, JOGMEC shall earn and be entitled to be vested in a fully vested 40% Participating Interest in the North and South Borate Hills Project by funding US$4,000,000 in

Expenditures (as hereinafter defined), in cash or in kind, as follows:

(i) During the First Farm-In Period (as hereinafter defined), JOGMEC will contribute or expend in cash or in kind toward Expenditures, as determined by the Management Committee (as hereinafter defined) and as invoiced by the Operator (as hereinafter defined), a minimum of US$1,000,000. In the event the amount actually contributed or expended by JOGMEC during the First Farm-In Period exceeds the amount specified in this section 2(a)(i), then the amount of any such excess shall be applied to JOGMEC's funding obligations for Expenditures for the Second Farm-In Period and, if necessary, for the Third Farm-In Period;

(ii) During the Second Farm-In Period (as hereinafter defined), JOGMEC will contribute or expend in cash or in kind toward Expenditures, as determined by the Management Committee and as invoiced by the Operator, a minimum of US$1,500,000. In the event the amount actually contributed or expended by JOGMEC during the Second Farm-In Period exceeds the amount specified in this section 2(a)(ii), then the amount of any such excess shall be applied to JOGMEC's funding obligation for Expenditures for the Third Farm-In Period;

(iii) During the Third Farm-In Period (as hereinafter defined), JOGMEC will contribute or expend in cash or in kind toward Expenditures, as determined by the Management Committee and as invoiced by the Operator, a minimum of US$1,500,000. In the event the amount actually contributed or expended by JOGMEC during the Third Farm-In Period exceeds the amount specified in this section 2(a)(iii), then the amount of any such excess shall be applied toward fulfilling JOGMEC's funding obligation in respect of any calls for contributions for additional Expenditures by the Operator during the Pro-Rata Funding Period (as hereinafter defined).

(b) JOGMEC may accelerate the Earn-In Date by completing the US$4,000,000 of required Expenditures at its option at any time.

(c) JOGMEC (or its nominee) shall be entitled to exercise the Option at any time following the Earn-In Date and until the 90th day following the completion of the pre feasibility study (as hereinafter defined PFS) by providing notice in writing to ALM that it wishes to be admitted to the Joint Venture and be vested in its Participating Interest. The date of such notice to ALM is referred to herein as the "Option Exercise Date".

(d) After the Earn-in Date, and subject to applicable laws, the parties will operate as if the Joint Venture had been formed notwithstanding that JOGMEC has not elected to formally vest in a Participating Interest as a consequence of JOGMEC not having given notice of the exercise of its Option. During such period JOGMEC will be deemed to not have a Participating Interest but nevertheless will have the rights and benefits of the Joint Venture provisions herein and will be subject to its share of the Joint Venture obligations as if it were holding a Participating Interest. Any amounts spent by JOGMEC in connection with meeting its share of Programs and Budgets during such period will be credited to a

capital account in the name of JOGMEC on the Option Exercise Date as if JOGMEC had incurred such costs holding a Participating Interest.

(e) blank

(f) For the purposes of this MoA:

(i) "Earn-In Date" means the date, no later than March 31, 2013, that JOGMEC has completed the initial farm-in requirements to be entitled to be vested in 40% interest in the Joint Venture, such vesting to be subject to JOGMEC giving notice that it has elected to exercise its Option and subject to verification by ALM within thirty (30) days of the Option Exercise Date;

(ii) "Expenditures" means all expenditures, costs or outlays incurred directly, in respect of exploration activities and mine construction, development or operating amounts paid, incurred or otherwise borne or undertaken by the parties, whether made in cash or in kind, made in relation to the exploration activities undertaken pursuant to this MoA;

(iii) "Farm-In Period" means the aggregate period of time comprised of three Farm-In Periods commencing on the Effective Date (as hereinafter defined) and ending on the date specified in respect of the latest completion of the Third Farm-In Period;

(iv) "First Farm-In Period" means the period commencing on the Effective Date and ending on March 31, 2011, or a later date if agreed by the parties, whichever last occurs;

(v) "PFS" means a pre-feasibility study prepared by an independent party qualified to prepare such a document; "FS" means a definitive feasibility study prepared by an independent party qualified to prepare such a document;

(vi) "Management Committee" means the committee that shall be formed by the parties as soon as practicable following the execution and delivery of this MoA, to make all strategic decisions and to oversee the exploration activities undertaken pursuant to this MoA, and shall initially consist of two members appointed by ALM and two members appointed by JOGMEC;

(vii) "Operator" means the party who shall manage and conduct exploration activities within the North and South Borate Hills Project pursuant to this MoA;

(viii) "Participating Interest" means the participating interest of a party in the Joint Venture pursuant to which a party is obligated to fund that percentage share of the Joint Venture's costs and liabilities and is entitled to that percentage share of the Joint Venture's assets and income. The aggregate Participating Interests of all the parties to the Joint Venture must at all times equal 100;

(ix) "Program and Budget" means the exploration plans, programs and budgets for the expenditure of Expenditures and the conduct of exploration and development activities in respect of the North and South Borate Hills Project, as determined by the Management Committee for each annual period of exploration activity, subject to the approval of both ALM and JOGMEC. Each Program and Budget shall include a genuine pre-estimate of the cash and in-kind contributions of each party;

(x) "Second Farm-In Period" means the second of the three Farm-In Periods

commencing on completion of the First Farm-In Period and ending on the first to occur of:

A. the date of termination by JOGMEC of its Option; or

B. March 31, 2012; otherwise

C. such other date as agreed by the parties; and

(xi) "Third Farm-In Period" means the third of the three Farm-In Periods commencing on completion of the Second Farm-In Period and ending on the first to occur of:

A. the date of termination by JOGMEC of its Option; or

B. March 31, 2013; otherwise

C. such other date as agreed by the parties.

3. Pro-Rata Funding Period

(a) The "Pro-Rata Funding Period" will commence upon the Earn-In Date and shall continue until the Option Exercise Date and thereupon the Joint Venture Participating Interests will operate to share funding obligations in substantially the same pro rata manner fashion, unless otherwise agreed in writing.

(b) As of the Earn-In Date, ALM will be deemed to have incurred Expenditures of US$6,000,000 and JOGMEC will have incurred US$4,000,000 in Expenditures.

(c) During the Pro-Rata Funding Period, the Operator will make cash calls based on approved Programs and Budgets on both parties in accordance with their then existing respective Participating Interests, actual or entitlement, in the Joint Venture for purposes of funding approved Programs and Budgets; provided that in the case of JOGMEC, the Operator shall first apply any amounts contributed or expended in cash or in kind by JOGMEC during the Farm-In Period in excess of US$4,000,000, before making any cash calls upon JOGMEC.

(d) If either party elects not to, or after having elected to do so, fails to participate in an approved Program and Budget, then such party's interest shall be diluted accordingly.

(e) Should any party's interest be diluted to less than 10%, such party will no longer be considered to be a party to the Joint Venture, and its interest shall be converted to 1.0% Net Smelter Return Royalty interest from the North and South Borate Hills Project. The other party may at any time purchase such royalty by giving the other party written notice to that effect, together with payment in an amount of US$1,000,000.

4. Termination and Assignment

(a) JOGMEC may terminate this MoA without further obligation by providing 30 days' prior written notice to ALM at any time after it has funded US$600,000 in Expenditures, in cash or in kind.

(b) JOGMEC may also terminate this MoA without further obligation with 30 days' prior written notice to ALM, if in the reasonable opinion of JOGMEC, a materially adverse (to JOGMEC) finding is likely to be made by a court of competent jurisdiction in relation to a claim or in respect of a permit or

other right that is part of the North and South Borate Hills Project.

(c) Except where JOGMEC materially breaches the terms of this MoA, ALM shall not be permitted to terminate this MoA without JOGMEC's prior written consent.

(d) A party that terminates this MoA will be liable for its share of all its committed and approved Programs and Budgets and the authorized liabilities of the Operator, including the costs associated with the remediation of any environmental damage suffered or incurred in respect of the North and South Borate Hils Project on or before the date of that party's withdrawal, without prejudice to that party's right to claim for damages.

(e) In the event that either party seeks to withdraw from the North and South Borate Hills Project, the parties shall do all things reasonably necessary to provide for an orderly cessation of and withdrawal from the Joint Venture exploration activities.

(f) After the Earn-in Date, either party shall be entitled to sell, assign or otherwise dispose of all, and not less than all, of its interest in the North and South Borate Hills Project.

(g) Notwithstanding anything to the contrary herein, JOGMEC shall have an unrestricted right to transfer its interest in the North and South Borate Hills Project, in whole or in part, to one or more Japanese companies or to a consortium of Japanese companies (collectively, the "JOGMEC Nominees") on such terms as JOGMEC solely determines. All rights and obligations of JOGMEC under this MoA shall inure to the benefit of and shall be binding upon the JOGMEC Nominees to which JOGMEC's interest is transferred, upon completion of the transfer by JOGMEC of its then entire interest.

5. Operator

(a) ALM shall be the Operator until the Earn-In Date. Following the Earn-In Date, the party holding the deemed or actual majority Participating Interest will be entitled to act as or otherwise appoint the Operator, on terms and conditions as are contained in this MoA or the Definitive Agreement, whichever the case maybe. If both parties have a 50% Participating Interest, ALM shall remain as Operator.

(b) The Operator shall perform its duties in accordance with the decisions of the Management Committee in a professional and proper manner, exercising due care, skill and attention in accordance with industry standards.

(c) The Operator's fee shall be considered to form part of the Expenditures, and shall be disclosed in each Program and Budget. Unless a third party is appointed, the Operator's fee shall be established on the basis that the party acting as Operator shall neither profit nor incur loss by virtue of providing operator services, but in no event shall exceed 5% of the aggregate Expenditures during both the Farm-In and Pro-Rata Funding Periods.

6. Management Committee

(a) During the Farm-in Period, JOGMEC shall hold majority voting right in respect of decisions of the Management Committee. From and after the Earn-In Date, decisions of the Management Committee will be made by a simple majority of votes, with each party's representatives being entitled to exercise a collective vote in proportion to their party's then existing deemed or actual Participating Interest in the Joint Venture Property. During Farm-in Period and thereafter, provided, however, that the following matters shall require the unanimous approval of the Management Committee: (i) the determination of each Program and Budget, (ii) the commissioning of a FS in respect of any property within the North and South Borate Hills Project, (iii) the abandonment of any material portion of the Properties constituting the North and South Borate Hills Project; (iv) the formation of a joint venture company or any other entity (a "JV Company") for the further development and exploitation of the North and South Borate Hills Project, provided that the formation of a JV Company must be mutually acceptable to both parties, acting reasonably.

(b) If unanimous approval is not obtained, the parties' representatives shall attempt to resolve the matter acting reasonably and in good faith, failing which the matter shall be decided in accordance with section 13 hereof.

7. Secondment of Personnel

During the Farm-In period and until the commencement of the Pro-Rata Funding Period, JOGMEC may second or designate a maximum of one geologist or such other personnel as JOGMEC considers appropriate to the North and South Borate Hills Project. Following the commencement of the Pro-Rata Funding Period, the parties may second or designate staff generally in proportion to their respective interests in the Joint Venture. The reasonable and necessary expenses associated with personnel so seconded or designated by a party shall comprise part of that party's contribution to Expenditures. The costs associated with any JOGMEC secondment are subject to approval of the Management Committee.

8. Production

Any production of minerals or mineral materials derived from the North and South Borate Hills Project shall be taken by the parties in proportion to their respective interests

9. Definitive Agreement

JOGMEC shall prepare the initial draft of the Definitive Agreement which shall reflect the terms hereof.

10. Confidentiality

(a) The parties agree to keep the terms hereof, as well as all negotiations and information exchanged between the parties in connection with the subject matter of this MoA, confidential. Except as may be required by applicable laws, regulatory authorities, or any government or stock exchange rules, no

party shall reveal or otherwise disclose such confidential information to any third party, other than such party's legal advisors and auditors without the prior written consent of the other party, such consent not to be unreasonably withheld.

(b) Should a party be required to disclose confidential information to any provincial, state, local or federal government authority, appropriate agencies or departments thereof, or to any stock exchange as may be required under any applicable law, regulation or stock exchange policy, the party so obliged shall immediately notify the other party of the requirement and the extent thereof prior to such disclosure.

(c) Notwithstanding Sections 10(a) and 10(b), JOGMEC shall be permitted to disclose confidential information other than confidential information that is subject to the terms of a third party confidentiality agreement, to:

(i) the Ministry of Economy, Trade and Industry (METI), and any other Japanese government agencies, for the purpose of complying with the laws, regulations and policies concerning its operations and corporate governance; or

(ii) a prospective JOGMEC Nominee for the sole purpose of permitting that prospective transferee to assess acquiring all of JOGMEC's position in this MoA, its Participating Interest in the Joint Venture Property or its shareholding in a JV Company.

11. Indemnification

ALM shall indemnify or hold harmless JOGMEC from and against any liability, obligation, charge or damage whatsoever resulting from any event or circumstance pertaining to the Properties that comprise the North and South Borate Hills Project that existed or arose prior to the Effective Date.

12. Governing Law

The validity of this MoA, its interpretation and all other matters arising out of this MoA shall be determined in accordance with the laws of the Province of Ontario, Canada, except for conflicts of law and insofar as it may become necessary to comply with state and federal statutes, rules or regulations of the U.S.A.

13. Dispute Settlement

In the event of any dispute, the parties shall attempt to resolve the issue amicably, but failing which the issue shall be referred to the respective senior executives of the parties for mediation. If such senior executives are unable to resolve the issue within 60 days, the dispute shall be referred to an expert determination if considered appropriate and then to binding arbitration under the Rules set out in then prevailing Arbitration Rules of the American Arbitration Association at the New York City. Each Party shall bear its own costs in any such arbitration.

14. Conditions Precedent

JOGMEC shall notify ALM in writing of its decision to either participate or to decline to participate in the North and South Borate Hills Project on the terms outlined herein not more than 30 days following the date on which this MoA has been fully executed by the parties hereto (such 30-day period, the "Standstill Period"). If JOGMEC decides to participate in the North and South Borate Hills Project, the option shall become effective on the date (the "Effective Date") of JOGMEC's notice to ALM to such effect. The parties acknowledge and agree that Standstill Period is intended to permit JOGMEC sufficient time to undertake customary due diligence and geologic evaluation on the North and South Borate Hills Project. Accordingly, ALM agrees that: (a) the Standstill Period shall be subject to extension for such reasonable period of time as JOGMEC may request, which period shall not exceed a total of 90 days, in order to enable it to complete its due-diligence investigation, provided that JOGMEC diligently pursues same; and (b) ALM agrees that it shall not, and shall not agree to, sell, assign, transfer, encumber or otherwise dispose of its interest in the Properties comprising the North and South Borate Hills Project, in whole or in part, during the Standstill Period; provided however JOGMEC understands that 25% ownership of the Properties may be transferred to a Company or its affiliate after completion of Private Placement of to subscribe for ALM whereby the resultant ALM ownership will be 75%. JOGMEC agrees that its decision to participate in the North and South Borate Hills Project shall not be unreasonably withheld.

15. Amendments or Modifications

This agreement may not be modified, amended, extended, supplemented or otherwise altered except by a written instrument executed by ALM and JOGMEC.

Agreed to and Accepted on the above date:

JAPAN OIL, GAS AND METALS NATIONAL CORPORATION

By: 森 田 久 志

Hisamitsu Moriwaki, Executive Director

AMERICAN LITHIUM MINERALS INC.

By: [signature]

Hugh Aird, President and CEO

Exhibit A

THE CLAIMS NBH Claims	
Claim Name	**BLM Serial No.**
NBH # 4	NMC 1019582
NBH # 5	NMC 1019583
NBH # 6	NMC 1019584
NBH # 7	NMC 1019585
NBH # 8	NMC 1019586
NBH # 9	NMC 1019587
NBH # 10	NMC 1019588
NBH # 11	NMC 1019589
NBH # 12	NMC 1019590
NBH # 13	NMC 1019591
NBH # 14	NMC 1019592
NBH # 15	NMC 1019593
NBH # 16	NMC 1019594
NBH # 17	NMC 1019595
NBH # 18	NMC 1019596
NBH # 19	NMC 1019597
NBH # 20	NMC 1019598
NBH # 21	NMC 1019599
NBH # 22	NMC 1019600
NBH # 23	NMC 1019601
NBH # 27	NMC 1019602
NBH # 28	NMC 1019603
NBH # 29	NMC 1019604
NBH # 30	NMC 1019605
NBH # 31	NMC 1019606
NBH # 32	NMC 1019607
NBH # 33	NMC 1019608
NBH # 34	NMC 1019609
NBH # 35	NMC 1019610

NBH # 36	NMC 1019611
NBH # 37	NMC 1019612
NBH # 38	NMC 1019613
NBH # 39	NMC 1019614
NBH # 40	NMC 1019615
NBH # 41	NMC 1019616
NBH # 42	NMC 1019617
NBH # 43	NMC 1019618
NBH # 44	NMC 1019619
NBH # 46	NMC 1019620
NBH # 47	NMC 1019621
NBH # 48	NMC 1019622
NBH # 49	NMC 1019623
NBH # 50	NMC 1019624
NBH # 51	NMC 1019625
NBH # 52	NMC 1019626
NBH # 53	NMC 1019627
NBH # 54	NMC 1019628
NBH # 55	NMC 1019629
NBH # 56	NMC 1019630
NBH # 57	NMC 1019631
NBH # 58	NMC 1019632
NBH # 59	NMC 1019633
NBH # 60	NMC 1019634
NBH # 61	NMC 1019635
NBH # 64	NMC 1019636
NBH # 65	NMC 1019637
NBH # 66	NMC 1019638
NBH # 67	NMC 1019639
NBH # 68	NMC 1019640
NBH # 69	NMC 1019641
NBH # 70	NMC 1019642
NBH # 71	NMC 1019643
NBH # 72	NMC 1019644
NBH # 73	NMC 1019645

NBH # 74	NMC 1019646
NBH # 75	NMC 1019647
NBH # 76	NMC 1019648
NBH # 77	NMC 1019649
NBH # 78	NMC 1019650
NBH # 79	NMC 1019651
NBH # 80	NMC 1019652
NBH # 81	NMC 1019653
NBH # 82	NMC 1019654
NBH # 83	NMC 1019655
NBH # 86	NMC 1019656
NBH # 87	NMC 1019657
NBH # 88	NMC 1019658
NBH # 89	NMC 1019659
NBH # 90	NMC 1019660
NBH # 91	NMC 1019661
NBH # 92	NMC 1019662
NBH # 93	NMC 1019663
NBH # 94	NMC 1019664
NBH # 95	NMC 1019665
NBH # 96	NMC 1019666
NBH # 97	NMC 1019667
NBH # 98	NMC 1019668
NBH # 99	NMC 1019669
NBH # 100	NMC 1019670
NBH # 106	NMC 1019671
NBH # 107	NMC 1019672
NBH # 108	NMC 1019673
NBH # 125	NMC 1019674
NBH # 126	NMC 1019675
NBH # 127	NMC 1019676
NBH # 128	NMC 1019677
NBH # 129 NBH # 129 amended	NMC 1019678
NBH # 130	NMC 1019679

NBH # 131	NMC 1019680
NBH # 132	NMC 1019681
NBH # 133	NMC 1019682
NBH # 134	NMC 1019683
NBH # 135	NMC 1019684
NBH # 136	NMC 1019685
NBH # 137	NMC 1019686
NBH # 138	NMC 1019687
NBH # 139	NMC 1019688
NBH # 140	NMC 1019689
NBH # 141	NMC 1019690
NBH # 142	NMC 1019691
NBH # 143	NMC 1019692
NBH # 146	NMC 1019693
NBH # 147	NMC 1019694
SBH CLAIMS	
Claim Name	BLM Serial No.
SBH # 3	NMC 1019527
SBH # 4	NMC 1019528
SBH # 5	NMC 1019529
SBH # 6	NMC 1019530
SBH # 7	NMC 1019531
SBH # 8	NMC 1019532
SBH # 12	NMC 1019533
SBH # 13	NMC 1019534
SBH # 14	NMC 1019535
SBH # 15	NMC 1019536
SBH # 16	NMC 1019537
SBH # 17	NMC 1019538
SBH # 18	NMC 1019539
SBH # 19	NMC 1019540
SBH # 20	NMC 1019541
SBH # 20A	NMC 1019542

SBH # 21A	NMC 1019543
SBH # 21B	NMC 1019544
SBH # 21	NMC 1019545
SBH # 22	NMC 1019546
SBH # 23	NMC 1019547
SBH # 24	NMC 1019548
SBH # 25	NMC 1019549
SBH # 26	NMC 1019550
SBH # 27	NMC 1019551
SBH # 28	NMC 1019552
SBH # 29	NMC 1019553
SBH # 34	NMC 1019554
SBH # 35	NMC 1019555
SBH # 36	NMC 1019556
SBH # 37	NMC 1019557
SBH # 38	NMC 1019558
SBH # 39	NMC 1019559
SBH # 40	NMC 1019560
SBH # 41	NMC 1019561
SBH # 41A	NMC 1019562
SBH # 41B	NMC 1019563
SBH # 42A	NMC 1019565
SBH # 42B	NMC 1019564
SBH # 42	NMC 1019566
SBH # 43	NMC 1019567
SBH # 44	NMC 1019568
SBH # 45	NMC 1019569
SBH # 46	NMC 1019570
SBH # 47	NMC 1019571
SBH # 48	NMC 1019572
SBH # 49	NMC 1019573
SBH # 56	NMC 1019574
SBH # 57	NMC 1019575
SBH # 58	NMC 1019576
SBH # 61	NMC 1019577